Exhibit 99.1

NAVIGANT REPORTS THIRD QUARTER 2015 FINANCIAL RESULTS

CHICAGO, October 27, 2015 – Navigant (NYSE: NCI) today announced financial results for the third quarter ended September 30, 2015.

Financial Summary and Highlights:

•	Third quarter 2015 revenues before reimbursements (RBR) increased 2% year-over-year; on a year-to-date basis through the end of the third quarter 2015, RBR increased 10% compared to the same period last year.

•	Healthcare RBR increased 18% year-over-year for third quarter 2015 with 13% organic growth.

•	Energy segment RBR for third quarter 2015 increased 5% compared to third quarter 2014, all on an organic basis.

•	Tightened financial outlook for 2015.

Navigant reported third quarter 2015 RBR of $209.6 million, a 2% increase compared to $205.5 million for third quarter 2014, with year-over-year organic growth of 1%. Total revenues for third quarter 2015 were $230.3 million compared to $230.1 million for third quarter 2014. Net income from continuing operations for third quarter 2015 was $14.2 million, or $0.29 per share, compared to $16.3 million, or $0.33 per share, in the prior year quarter. Adjusted earnings per share (EPS) was $0.30 for third quarter 2015 compared to $0.32 for third quarter 2014. Third quarter 2015 adjusted EBITDA was $31.6 million compared to $36.3 million for the same period in 2014.

“Our third quarter results were in line with our expectations, further solidifying strong year-to-date performance in 2015,” commented Julie Howard, Chairman and Chief Executive Officer. “We are making steady progress on the execution of our growth strategy, reflected by strength in the key growth sectors in which we have invested over the last several years and increasing the percentage of our overall revenue coming from our technology, data and process businesses. I am also encouraged by our margin improvement initiatives and remain confident we will continue to make progress on our longer term earnings goals.”

Segment Financial Summary

	For the quarter ended September 30,
	2015	2014	Change
RBR ($000)
Disputes, Investigations & Economics	$80,099	$79,862	0.3%
Financial, Risk & Compliance	28,302	37,251	-24.0%
Healthcare	74,500	62,964	18.3%
Energy	26,733	25,457	5.0%

Total Company	$209,634	$205,534	2.0%

Total Revenues ($000)
Disputes, Investigations & Economics	$86,826	$85,518	1.5%
Financial, Risk & Compliance	31,069	44,878	-30.8%
Healthcare	80,821	69,035	17.1%
Energy	31,542	30,708	2.7%

Total Company	$230,258	$230,139	0.1%

Segment Operating Profit ($000)
Disputes, Investigations & Economics	$28,445	$27,264	4.3%
Financial, Risk & Compliance	10,383	17,246	-39.8%
Healthcare	24,091	18,726	28.7%
Energy	7,698	8,766	-12.2%

Total Company	$70,617	$72,002	-1.9%

Segment Operating Margin (% of RBR)
Disputes, Investigations & Economics	35.5%	34.1%
Financial, Risk & Compliance	36.7%	46.3%
Healthcare	32.3%	29.7%
Energy	28.8%	34.4%

Total Company	33.7%	35.0%

RBR for the Healthcare segment increased 18% year-over-year for third quarter 2015 with 13% organic growth for the period. Overall RBR growth for the segment was driven by increased demand in all areas of healthcare consulting and business process management services. Segment operating profit margin increased to 32% compared to 30% in the same period last year, driven by better operating leverage within the segment.

The Energy segment RBR for third quarter 2015 increased 5% compared to third quarter 2014, all of which represented organic growth. The RBR growth in the quarter was partially driven by an increase in market intelligence and strategy and operations engagements, reflecting the benefits of increased client penetration from the segment’s key client accounts program. Third quarter 2015 segment operating profit was down 12% compared to the same period last year, as higher RBR was offset by higher compensation and benefits expenses associated with senior hiring to expand the segment’s capabilities.

The Disputes, Investigations & Economics segment RBR results for third quarter 2015 were steady compared to the same period of the prior year. Performance was driven by continued demand for our global construction expertise, international arbitration, financial services disputes, healthcare disputes and commercial litigation consulting, offset by lower contributions from forensic investigations and economic consulting engagements. Segment operating profit increased 4% in third quarter 2015 compared to the same period of 2014, driven by better alignment of resources and higher utilization.

The Financial, Risk & Compliance segment RBR for third quarter 2015 decreased 24% compared to the prior year quarter, primarily reflecting the continued lower volume of work from an ongoing large financial institution client due to the extension of a regulatory deadline. Third quarter 2015 segment operating profit was down 40% year-over-year largely as a result of lower RBR and our decision to maintain capabilities in the segment based on expected future market demand.

Cash Flow

Free cash flow was $18.2 million for third quarter 2015 compared to $24.0 million for the same period in 2014, reflecting the impact of increased capital investment spending. Days Sales Outstanding (DSO) was 81 days as of September 30, 2015, up 4 days compared to September 30, 2014.

Bank debt was $146.8 million at September 30, 2015 compared to $158.0 million at September 30, 2014. Leverage (bank debt divided by trailing twelve month adjusted EBITDA) was 1.22 at September 30, 2015 compared to 1.36 at September 30, 2014.

Navigant repurchased 399,200 shares of common stock during third quarter 2015 at an aggregate cost of $6.1 million and an average cost of $15.35 per share. As of September 30, 2015, $93.9 million remained on the Company’s share repurchase authorization.

2015 Outlook

Navigant updated its 2015 financial outlook. Full year 2015 RBR is now expected to range between $822.5 and $837.5 million while 2015 total revenues are estimated to be between $907.5 and $922.5 million. Adjusted EBITDA for full year 2015 is now expected to range between $115.0 and $120.0 million and adjusted EPS for full year 2015 is estimated to be between $0.96 and $1.01.

Non-GAAP Financial Information and Key Operating Metrics

This press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP) are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

As used in this press release, organic growth represents RBR adjusted to include the impact of acquisitions as if the Company owned them from the beginning of each comparable period and adjusted to exclude the impact of foreign currency exchange rate fluctuations. Our definition of organic growth may not be comparable to similarly titled metrics at other companies. Management believes that organic growth reflects the growth of our existing business and is, therefore, useful in analyzing the Company’s financial condition and results of operations.

Conference Call Details

Navigant will host a conference call to discuss the Company’s third quarter 2015 results at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Tuesday, October 27, 2015. The conference call may be accessed via the Navigant website (www.navigant.com/investor_relations) or by dialing 888.455.9733 (630.395.0358 for international callers) and referencing pass code “NCI.” An archived version of the webcast will also be available via the Navigant website. A report of financial and related supplemental information is also available via the Navigant website.

About Navigant

Navigant Consulting, Inc. (NYSE: NCI) is an independent specialized, global professional services firm that combines deep industry knowledge with technical expertise to enable companies to defend, protect and create value. With a focus on industries and clients facing transformational change and significant regulatory and legal issues, the Firm serves clients primarily in the healthcare, energy and financial services sectors which represent highly complex market and regulatory environments. Professional service offerings include strategic, financial, operational, technology, risk management, compliance, investigative solutions, dispute resolutions services and business process management services. The Firm provides services to companies, legal counsel and governmental agencies. The business is organized in four reporting segments – Disputes, Investigations & Economics; Financial, Risk & Compliance; Healthcare; and Energy. More information about Navigant can be found at navigant.com.

Statements included in this press release which are not historical in nature are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “plan,” “outlook” and similar expressions. These statements are based upon management’s current expectations and speak only as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those contained in or implied by the forward-looking statements including, without limitation: the success of the Company’s organizational changes and margin improvement initiatives; risks inherent in international operations, including foreign currency fluctuations; ability to make acquisitions and divestitures; pace, timing and integration of acquisitions and separation of divestitures; operational risks associated with new or expanded service areas, including business process management services; impairments; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients or large engagements; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; professional liability; potential legislative and regulatory changes; continued access to capital; and market and general economic conditions. Further information on these and other potential factors that could affect the Company’s financial results are included under the “Risk Factors” section and elsewhere in the Company’s filings with the Securities and Exchange Commission (SEC), which are available on the SEC’s website or at www.navigant.com/investor_relations. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements.

For additional information contact:

Aaron Miles

Investor Relations

312.583.5820

aaron.miles@navigant.com

###

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In thousands, except per share data(1))

(Unaudited)

	For the quarter ended September 30,		For the nine months ended September 30,
	2015	2014	2015	2014
Revenues:
Revenues before reimbursements	$209,634	$205,534	$621,813	$567,094
Reimbursements	20,624	24,605	65,055	68,890

Total revenues	230,258	230,139	686,868	635,984
Costs of services:
Cost of services before reimbursable expenses	141,731	135,859	425,699	382,779
Reimbursable expenses	20,624	24,605	65,055	68,890

Total costs of services	162,355	160,464	490,754	451,669
General and administrative expenses	36,629	34,067	111,362	101,406
Depreciation expense	5,954	5,116	17,033	14,378
Amortization expense	2,084	1,673	6,650	4,668
Other operating costs (benefit):
Contingent acquisition liability adjustments, net	—	(834)	(12,625)	(4,438)
Office consolidation, net	—	—	2,740	—
Loss on disposition of assets	283	—	283	—
Goodwill impairment	—	—	—	122,045
Other impairment	—	—	98	204

Operating income (loss)	22,953	29,653	70,573	(53,948)
Interest expense	1,018	1,942	3,988	4,177
Interest income	(77)	(56)	(178)	(216)
Other (income) expense, net	(328)	(57)	(480)	211

Income (loss) from continuing operations before income tax (benefit) expense	22,340	27,824	67,243	(58,120)
Income tax (benefit) expense	8,164	11,563	20,097	(8,892)

Net income (loss) from continuing operations	14,176	16,261	47,146	(49,228)
Income from discontinued operations, net of tax	—	—	—	509

Net income (loss)	$14,176	$16,261	$47,146	$(48,719)

Basic per share data
Net income (loss) from continuing operations	$0.30	$0.33	$0.98	$(1.01)
Income from discontinued operations, net of tax	$—	$—	$—	$0.01

Net income (loss) (1)	$0.30	$0.33	$0.98	$(1.00)

Shares used in computing basic per share data	47,835	48,736	48,036	48,856

Diluted per share data
Net income (loss) from continuing operations	$0.29	$0.33	$0.96	$(1.01)
Income from discontinued operations, net of tax	$—	$—	$—	$0.01

Net income (loss) (1)	$0.29	$0.33	$0.96	$(1.00)

Shares used in computing diluted per share data (2)	49,155	49,827	49,297	48,856

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AND SELECTED DATA

(In thousands, except DSO data)

	September 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,017	$2,648
Accounts receivable, net	221,159	187,652
Prepaid expenses and other current assets	30,536	27,142
Deferred income tax assets	15,283	13,455

Total current assets	270,995	230,897
Non-current assets:
Property and equipment, net	75,575	60,617
Intangible assets, net	26,830	26,502
Goodwill	579,876	568,091
Other assets	23,746	17,386

Total assets	$977,022	$903,493

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,104	$11,735
Accrued liabilities	12,959	11,311
Accrued compensation-related costs	79,006	83,061
Income tax payable	4,512	1,763
Other current liabilities	37,641	52,526

Total current liabilities	143,222	160,396
Non-current liabilities:
Deferred income tax liabilities	84,385	76,329
Other non-current liabilities	20,645	14,387
Bank debt non-current	146,814	109,790

Total non-current liabilities	251,844	200,506

Total liabilities	395,066	360,902

Stockholders’ equity:
Common stock	64	64
Additional paid-in capital	625,484	611,882
Treasury stock	(293,810)	(275,608)
Retained earnings	265,483	218,337
Accumulated other comprehensive loss	(15,265)	(12,084)

Total stockholders’ equity	581,956	542,591

Total liabilities and stockholders’ equity	$977,022	$903,493

Selected Data
Days sales outstanding, net (DSO)	81	69

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the quarter ended September 30,		For the nine months ended September 30,
	2015	2014	2015	2014
Cash flows from operating activities:
Net income (loss)	$14,176	$16,261	$47,146	$(48,719)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	5,954	5,116	17,033	14,378
Accelerated depreciation - office consolidation	—	—	139	—
Amortization expense	2,084	1,673	6,650	4,668
Amortization expense - client-facing software	190	583	676	825
Share-based compensation expense	2,682	1,930	8,206	7,166
Accretion of interest expense	29	911	1,164	1,565
Deferred income taxes	2,024	3,193	6,710	(21,202)
Allowance for doubtful accounts receivable	100	1,525	1,692	4,309
Contingent acquisition liability adjustments, net	—	(834)	(12,625)	(4,438)
Loss on disposition of assets	283	—	283	—
Gain on disposition of discontinued operations	—	—	—	(509)
Goodwill impairment	—	—	—	122,045
Other impairment	—	—	98	204
Changes in assets and liabilities (net of acquisitions and dispositions):
Accounts receivable	1,060	(9,229)	(35,687)	(38,522)
Prepaid expenses and other assets	(5,356)	(919)	(7,717)	(778)
Accounts payable	(2,821)	1,195	(2,685)	(3,021)
Accrued liabilities	727	570	2,171	(1,125)
Accrued compensation-related costs	19,148	10,710	(3,748)	(10,909)
Income taxes payable	933	6,950	979	6,113
Other liabilities	(2,305)	(278)	3,618	(5,157)

Net cash provided by operating activities	38,908	39,357	34,103	26,893

Cash flows from investing activities:
Purchases of property and equipment	(7,963)	(4,123)	(31,160)	(15,065)
Acquisitions of businesses, net of cash acquired	—	(4,346)	(21,379)	(89,180)
Proceeds from dispositions, net of selling costs	—	—	—	824
Payments of acquisition liabilities	(666)	(667)	(2,196)	(1,110)
Capitalized client-facing software	(265)	—	(611)	(864)

Net cash used in investing activities	(8,894)	(9,136)	(55,346)	(105,395)

Cash flows from financing activities:
Issuances of common stock	594	896	5,488	2,431
Repurchase of common stock	(6,126)	(6,370)	(18,207)	(20,797)
Payments of contingent acquisition liabilities	(592)	—	(592)	(107)
Repayments to banks	(91,930)	(74,306)	(230,633)	(231,201)
Borrowings from banks	68,371	44,173	268,014	332,947
Other, net	(52)	(193)	(1,299)	(2,474)

Net cash provided by (used in) financing activities	(29,735)	(35,800)	22,771	80,799

Effect of exchange rate changes on cash and cash equivalents	(116)	(21)	(159)	(13)

Net increase (decrease) in cash and cash equivalents	163	(5,600)	1,369	2,284
Cash and cash equivalents at beginning of the period	3,854	9,852	2,648	1,968

Cash and cash equivalents at end of the period	$4,017	$4,252	$4,017	$4,252

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (3)

(In thousands, except per share data)

(Unaudited)

This press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission. Below are the reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP). This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP. Management uses these non-GAAP financial measures in addition to GAAP financial measures to assess the Company’s operations and financial results and believes they are useful indicators of operating performance and the Company’s ability to generate cash flows from operations that are available for interest, debt service, taxes and capital expenditures. Investors should recognize that these non-GAAP financial measures may not be comparable to similarly-titled measures of other companies.

EBITDA, adjusted EBITDA, adjusted Net Income and adjusted Earnings Per Share (4)	For the quarter ended September 30,		For the nine months ended September 30,
	2015	2014	2015	2014
Severance expense	$283	$675	$5,339	$3,152
Income tax benefit (5)	(117)	(247)	(1,869)	(1,204)

Tax-effected impact of severance expense	$166	$428	$3,470	$1,948

Other operating benefit - contingent acquisition liability adjustment, net	$—	$(834)	$(12,625)	$(4,438)
Income tax (benefit) expense (5)(6)(7)	—	337	(1,090)	1,790

Tax-effected impact of other operating benefit - contingent acquisition liability adjustment, net	$—	$(497)	$(13,715)	$(2,648)

Other operating costs - office consolidation, net	$—	$—	$2,740	$—
Income tax benefit (5)	—	—	(1,108)	—

Tax-effected impact of other operating costs - office consolidation, net	$—	$—	$1,632	$—

Other operating costs - loss on disposition of assets	$283	$—	$283	$—
Income tax expense (5)(8)	—	—	—	—

Tax-effected impact of other operating costs - loss on disposition of assets	$283	$—	$283	$—

Other operating costs - goodwill impairment	$—	$—	$—	$122,045
Income tax benefit (5)	—	—	—	(35,111)

Tax-effected impact of other operating costs - goodwill impairment	$—	$—	$—	$86,934

Other operating costs - other impairment	$—	$—	$98	$204
Income tax benefit (5)	—	—	(40)	(82)

Tax-effected impact of other operating costs - other impairment	$—	$—	$58	$122

EBITDA reconciliation:
Operating income (loss)	$22,953	$29,653	$70,573	$(53,948)
Depreciation expense	5,954	5,116	17,033	14,378
Accelerated depreciation - office consolidation	—	—	139	—
Amortization expense	2,084	1,673	6,650	4,668

EBITDA	$30,991	$36,442	$94,395	$(34,902)
Severance expense	283	675	5,339	3,152
Other operating benefit - contingent acquisition liability adjustment, net	—	(834)	(12,625)	(4,438)
Other operating costs - office consolidation, net	—	—	2,601	—
Other operating costs - loss on disposition of assets	283	—	283	—
Other operating costs - goodwill impairment	—	—	—	122,045
Other operating costs - other impairment	—	—	98	204

Adjusted EBITDA	$31,557	$36,283	$90,091	$86,061

Net income (loss) from continuing operations	$14,176	$16,261	$47,146	$(49,228)
Tax-effected impact of severance expense	166	428	3,470	1,948
Tax-effected impact of other operating benefit - contingent acquisition liability adjustment, net	—	(497)	(13,715)	(2,648)
Tax-effected impact of other operating costs - office consolidation, net	—	—	1,632	—
Tax-effected impact of other operating costs - loss on disposition of assets	283	—	283	—
Tax-effected impact of other operating costs - goodwill impairment	—	—	—	86,934
Tax-effected impact of other operating costs - other impairment	—	—	58	122

Adjusted net income	$14,625	$16,192	$38,874	$37,128

Shares used in computing adjusted per diluted share data (9)	49,155	49,827	49,297	50,112
Adjusted earnings per share	$0.30	$0.32	$0.79	$0.74

Free Cash Flow (10)	For the quarter ended September 30,		For the nine months ended September 30,
	2015	2014	2015	2014
Net cash provided by operating activities	$38,908	$39,357	$34,103	$26,893
Changes in assets and liabilities	(11,386)	(8,999)	43,069	53,399
Allowance for doubtful accounts receivable	(100)	(1,525)	(1,692)	(4,309)
Purchases of property and equipment	(7,963)	(4,123)	(31,160)	(15,065)
Payments of acquisition liabilities	(666)	(667)	(2,196)	(1,110)
Payments of contingent acquisition liabilities	(592)	—	(592)	(107)

Free Cash Flow	$18,201	$24,043	$41,532	$59,701

Leverage Ratio (11)	At September 30,
	2015	2014
Adjusted EBITDA for prior twelve-month period	$120,253	$115,838
Bank debt	$146,814	$158,017
Leverage ratio	1.22	1.36

Footnotes

(1)	Per share data may not sum due to rounding.
(2)	For the nine months ended September 30, 2014, the Company reported a net loss. For those periods, the basic weighted average common shares outstanding equals the diluted weighted average common shares outstanding for purposes of calculating U.S. GAAP earnings per share because potentially dilutive securities would be antidilutive.
(3)	All non-GAAP financial measures are presented on a continuing operations basis unless otherwise noted.
(4)	EBITDA is earnings from continuing operations before interest, taxes, depreciation and amortization. Adjusted EBITDA excludes the impact of severance expense and other operating costs (benefit). Adjusted net income and adjusted earnings per share exclude the net income (loss) and per share net income (loss) impact of discontinued operations, severance expense and other operating costs (benefit). Severance expense and other operating costs (benefit) are not considered to be non-recurring, infrequent or unusual to our business. Management believes that these measures provide investors with enhanced comparability of the Company’s results of operations across periods.
(5)	Effective income tax expense (benefit) has been determined based on specific tax jurisdiction.
(6)	A portion of the deferred contingent acquisition liability adjustment for the nine months ended September 30, 2015 was non-taxable in nature.
(7)	On May 15, 2015, we executed an Amendment to Merger Agreement with the Cymetrix Sellers, establishing a definitive amount for the obligation and eliminating the contingent aspect of the Cymetrix acquisition liability. As a result of this agreement, the Company will no longer record an interest expense for imputed interest resulting from the contingent aspect of the acquisition liability. Based on this change, the Company re-evaluated the need for a deferred tax liability associated with expected non-deductible imputed interest and recorded an $826 thousand benefit to reverse the remaining tax impact in the quarter ended June 30, 2015.
(8)	The loss on dispositions recorded during the quarter ended September 30, 2015 is subject to capital loss treatment in Canada. The tax benefit associated with this capital loss is subject to a full valuation allowance.
(9)	For the nine months ended September 30, 2014, the Company reported a net loss. For non-GAAP purposes, the per share and share amounts presented here reflect the inclusion of potentially dilutive shares based on the impact of the add backs included in Adjusted Net Income.
(10)	Free cash flow is calculated as net cash provided from operations excluding changes in assets and liabilities and allowance for doubtful accounts receivable less cash payments for property and equipment and deferred acquisition related payments. Free cash flow does not represent discretionary cash available for spending as it excludes certain contractual obligations such as debt repayment. However, management believes that it provides investors with an indicator of cash flows available for on-going business operations and long term value creation.
(11)	Leverage ratio is calculated as bank debt at the end of the period divided by adjusted EBITDA for the prior twelve-month period. Management believes that leverage ratio provides investors with an indicator of the cash flows available to repay the Company’s debt obligations.